UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

(Amendment No.      )

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National Medical Health Card Systems, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.

26 HARBOR PARK DRIVE

PORT WASHINGTON, NEW YORK 11050

NOTICE OF POSTPONEMENT OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of

National Medical Health Card Systems, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders of National Medical Health Card Systems, Inc. (the “Company”) to be held at our executive offices located at 26 Harbor Park Drive, Port Washington, New York on Thursday, December 21, 2006, at 10:00 a.m., has been postponed. The Annual Meeting will be rescheduled at a later date. The postponement was necessary in order to provide the Company with additional time to complete its review and analysis of certain rebate transactions and finalize its financial statements for the first fiscal 2007 quarter.

As soon as practicable upon determining to hold the Annual Meeting, the Company will set a new record date and provide additional information with respect to the Annual Meeting, including the date, time and place of the rescheduled Annual Meeting, in an amended proxy statement to be filed with the Securities and Exchange Commission and distributed to stockholders.

By order of the National Medical Health Card Systems, Inc. Board of Directors,

Jonathan Friedman Secretary

Port Washington, New York

December 12, 2006